UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

Sonnet BioTherapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35570	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2022, Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) held a special meeting of stockholders (the “Special Meeting”). The matters voted on at the Special Meeting were the following proposals: (1) the adoption and approval of an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”)to effect a reverse stock split of the Company’s issued and outstanding shares of common stock (the “Common Stock”) at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s Board of Directors (the “Board”) without further approval or authorization of the Company’s stockholders and (2) the approval of the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

At the Special Meeting, both of the foregoing stockholder proposals were approved, based upon an aggregate of 60,587,905 shares of Common Stock, 22,275 shares of Series 3 Preferred Stock and 225 shares of Series 4 Preferred Stock outstanding as of August 17, 2022, which was the record date for the Special Meeting. The final voting results were as follows:

1.	The proposal to adopt and approve an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board was approved by a majority of the voting power of the outstanding shares of Common Stock, Series 3 Preferred Stock and Series 4 Preferred Stock entitled to vote on the proposal, based upon the following votes:

Votes For	Votes Against	Abstentions
43,842,150,456	12,066,279,428	376,243,562

2.	The proposal to approve the adjournment of the Special Meeting to the extent that there are insufficient proxies at the Special Meeting to approve the foregoing proposal was approved by a majority of votes cast, based upon the following votes:

Votes For	Votes Against	Abstentions
19,458,080	7,186,656	374,070

Item 7.01	Regulation FD Disclosure.

On September 16, 2022, the Company issued a press release announcing a reverse stock split, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

September 16, 2022	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer